Exhibit 99.8

Standard Pacific Corp.

Restricted Share Award Agreement

This Restricted Share Award Agreement (this “Agreement”) has been entered into as of this      day of                  200_ (the “Effective Date”) by and between Standard Pacific Corp. (the “Corporation”) and «Full_Name» (the “Executive”). All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the Standard Pacific Corp. 2000 Stock Incentive Plan (the “Plan”).

1. Award. Pursuant to Section 8 of the Plan, the Compensation Committee of the Corporation’s Board of Directors hereby grants to Executive a restricted stock award (the “Award”) of _____ shares of common stock of the Corporation (the “Shares”).

2. Vesting of Shares. One third of the Shares shall vest upon each of the first three anniversaries of the Effective Date; provided, that, Executive has been continuously employed by the Corporation since the Effective Date as of the applicable vesting date. Shares that do not vest shall automatically be cancelled. Notwithstanding anything contained in this Agreement to the contrary, if a Change of Control occurs the unvested portion of the Award as of the date of the Change of Control shall immediately vest.

3. Non-transferability. Executive shall not transfer, assign, encumber or otherwise dispose of the Award or any portion thereof until the Award, or the portion of the Award that is to be transferred, assigned, encumbered or disposed of, has vested in accordance with Section 2.

4. Restrictions on Resale. The Corporation may impose the following restrictions, conditions and limitations as to the timing and manner of any resales by the Executive or other subsequent transfers by the Executive of any vested Shares: (i) restrictions under an insider trading policy, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by the Executive and other security holders and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers. The Executive hereby acknowledges that, to the extent he or she is an “affiliate” of the Corporation (as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended) or to the extent that the Shares have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, the Shares are subject to, and the certificates representing the Shares, if any, shall be legended to reflect, certain trading restrictions under applicable securities laws (including particularly the Securities and Exchange Commission’s Rule 144), and Executive hereby agrees to comply with all such restrictions and to execute such documents or take such other actions as the Corporation may require in connection with such restrictions including, without limitation, obtaining a legal opinion, in a form satisfactory to the Corporation, that such Shares will not be transferred other than in compliance with all applicable securities laws and regulations.

5. Escrow of the Shares. The Shares will be held by the Corporation or its agent and released to Executive following vesting in accordance with Section 2; provided, that, Executive has paid to the Corporation an amount sufficient (or the Corporation has repurchased a sufficient number of Shares) to satisfy any taxes or other amounts required by any governmental entity to be withheld and paid over to such governmental entity for Executive’s account. The

Corporation may cancel all or any portion of the Shares without further action by Executive if the Shares do not vest or are otherwise required to be transferred back to the Corporation pursuant to the terms of this Agreement.

6. Tax Elections and Withholding.

(a) Acknowledgment. Executive acknowledges that he or she (i) has received tax advice from Executive’s own advisors and has not received, and is not relying upon, any tax representations or advice from the Corporation or any representative of the Corporation, and (ii) is obligated to satisfy in full any and all taxes and tax withholding requirements as may be applicable to the issuance of the Shares, if Executive makes an election pursuant to Section 83(b) of the Internal Revenue Code (in which case a Section 83(b) IRS tax election form must be delivered to the IRS and the Company within 30 days of the Issue Date), or the vesting of the Shares, if such an election is not made, regardless of any action the Corporation takes with respect to any tax withholding obligations that arise in connection with the Shares. The Corporation does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Shares or the subsequent sale of Shares issuable pursuant to the Award. The Corporation does not commit and is under no obligation to structure the Award to limit the Executive’s tax liability.

(b) Payment of Withholding Taxes. Prior to any event in connection with the Performance Shares (e.g., vesting) that the Corporation determines may result in any domestic or foreign tax withholding obligation (whether national, federal, state or local, including any social security tax obligation), Executive shall pay the Corporation an amount (in each case, the “Tax Withholding Obligation”) equal to the amount the Company is required to withhold in each case (except that, for purposes of federal and state income tax, the withholding obligation shall be deemed to be the highest federal and state marginal tax rate irrespective of the actual withholding obligation) as follows:

(i) By Repurchasing Shares. Unless Executive timely elects to satisfy the Tax Withholding Obligation in accordance with Section 6(b)(ii) below, Executive shall be deemed to have instructed and authorized the Corporation to repurchase the whole number of Shares (rounded up in the case of fractional shares) as the Corporation determines to be sufficient to satisfy the Tax Withholding Obligation. The number of Shares that will be repurchased by the Corporation to satisfy Executive’s Tax Withholding Obligation will be determined based upon the closing price of the Corporation’s common stock on the day the Tax Withholding Obligation arises (or if not a trading day on which the exchange listing the Corporation’s common stock is open, the immediately succeeding trading day). To the extent the value of the Shares repurchased exceeds Executive’s Tax Withholding Obligation (due to rounding up), the Corporation shall pay such excess cash to Executive through payroll or otherwise as soon as practicable. Notwithstanding the foregoing, if the Company at any time determines that it is undesirable for the Company to repurchase the Performance Shares, the Company may elect not to repurchase the Performance Share and in lieu thereof shall permit Executive to sell on the open market, consistent with the other provisions of this Agreement, the number of shares that would otherwise have been repurchased by the Company pursuant to this Section 6(b)(i).

(ii) By Other Payment. At any time not less than five (5) business days before any Tax Withholding Obligation arises (e.g., before a vesting date), Executive may notify the Corporation in writing of Executive’s election to pay such Tax Withholding Obligation by wire transfer, cash, certified cashiers’ check or other means permitted by the Corporation in its discretion. In such case, Executive shall satisfy his or her Tax Withholding Obligation by paying to the Corporation on such date as the Corporation shall specify an amount that the Corporation determines is sufficient to satisfy such Tax Withholding Obligation by (i) wire transfer to such account as the Corporation may direct, (ii) delivery of a certified cashiers’ check payable to Standard Pacific Corp., to Standard Pacific Corp., 15326 Alton Parkway, Irvine, California 92618, Attn: Secretary, or such other address as the Corporation may from time to time direct, or (iii) such other means as the Corporation may permit in its discretion. Executive agrees and acknowledges that on the date the Tax Withholding Obligation arises, the Corporation will determine the amount of the Tax Withholding Obligation and will notify Executive of such amount due. If Executive fails to deliver payment in accordance with this Section 6(b)(ii) to the Corporation in satisfaction of the Tax Withholding Obligation within five business days following such notice, the Tax Withholding Obligation shall be satisfied in the manner specified in Section 6(b)(i) above.

7. Disputes. The Corporation’s goal is to quickly resolve any disputes that may arise with its employees. Therefore, the Executive and the Corporation agree that all disputes, disagreements, claims or controversies which relate in any manner to this Agreement shall be resolved exclusively by final and binding arbitration before a single arbitrator who is a retired judge in accordance with the then existing Rules and Procedures of JAMS/Endispute (or, if JAMS/Endispute does not offer arbitration services in the applicable jurisdiction, in accordance with the then existing Rules and Regulations of the American Arbitration Association). The parties shall pay their own costs of arbitration; provided, however, that the Corporation shall pay the costs of arbitration if it is required to do so to make this arbitration provision enforceable. Any request for arbitration must be made within one-year of the date on which the dispute first arose (unless a longer period of time is required by law), or any right to bring a claim (in arbitration or otherwise) with respect to such dispute will be deemed waived by both parties. The parties shall be entitled to conduct adequate discovery and to obtain all remedies available to the parties as if the matter had been tried in court. The arbitrator shall issue a written decision which provides the findings and conclusions on which the award is based. The decision of the arbitrator shall be final and binding on all parties, and may be entered as a judgment by any party with any federal or state court of competent jurisdiction.

8. Plan and Other Agreements. The provisions of the Plan are incorporated into this Agreement by this reference. In the event of a conflict between the terms and conditions of this Agreement and the Plan, the Plan controls. This Agreement and the Plan constitute the entire understanding between the Executive and the Corporation regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded.

9. Stockholder Rights. Following the issuance of the Shares to Executive and during the period prior to vesting, Executive will have all of the rights of a stockholder of the Corporation, including, without limitation, the right to vote and to receive all dividends or other distributions with respect to the Shares.

10. Not a Contract for Employment. Nothing in the Plan, in this Agreement or any other instrument executed pursuant to the Plan shall (a) confer upon the Executive any right to continue in the employ of the Corporation or any of its subsidiaries, (b) affect the right of the Corporation and each of its subsidiaries to terminate the employment of the Executive, with or without cause, or (c) confer upon the Executive and right to participate in any employee welfare or benefit plan or other program of the Corporation or any of its subsidiaries other than the Award under the Plan. The Executive hereby acknowledges and agrees that the Corporation and each of its subsidiaries may terminate the employment of the Executive at any time and for any reason, or for no reason, unless the Executive and the Corporation or such subsidiary are parties to a written employment agreement that expressly provides otherwise.

11. Notices. All notices, requests, demands and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

If to the Corporation to:	Standard Pacific Corp. 15326 Alton Parkway Irvine, California 92618 Attention: Secretary Facsimile No.: (949) 789-1608

If to the Executive, to the address or fax number set forth below the Executive’s signature on this Agreement.

12. Severability. In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

13. Headings. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

14. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement including, without limitation, delivery of such duly executed certificates, instruments and documents in furtherance of the transactions contemplated by this Agreement as such other party may reasonably request.

15. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

STANDARD PACIFIC CORP.

By:
Name:	Stephen J. Scarborough
Title:	Chairman & Chief Executive Officer

EXECUTIVE

Signature:
Name:	«Full_Name»
Address:	«Home_Address»

Facsimile No.:	«Fax_No»

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